Exhibit 99.1

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT

Hines Global REIT, Inc. (“Hines Global”) and, together with Hines Global REIT Properties, LP (the “Operating Partnership”), (the “Company”) made the following acquisitions since January 1, 2011:

Property Name	Date of Acquisition	Net Purchase Price
Stonecutter Court	March 11, 2011	$146.8 million
FM Logistic	April 27, 2011	$70.8 million
Gogolevsky 11	August 25, 2011	$96.1 million
250 Royall Street	September 9, 2011	$57.0 million
Campus at Marlborough	October 28, 2011	$103.0 million
Fisher Plaza	December 15, 2011	$160.0 million
9320 Excelsior Boulevard	December 27, 2011	$69.5 million
Poland Logistics Portfolio	March 29, 2012	$157.4 million
144 Montague	April 16, 2012	$91.3 million

On March 29, 2012, a subsidiary of the Company acquired a portfolio of four logistics facilities in Poland: ProLogis Park Warsaw I, located in Warsaw, Poland; ProLogis Park Warsaw III, located in Warsaw, Poland; ProLogis Park Bedzin I, located in Upper Silesia, Poland; and ProLogis Park Wroclaw II, located in Wroclaw, Poland.  The net contract purchase price for these four logistics facilities was €98.6 million (approximately $131.3 million based on a rate of $1.3325 per Euro as of the transaction date), exclusive of transaction costs and working capital reserves.

In addition to these four properties, the Company entered into a purchase agreement related to a fifth property, ProLogis Park Sosnowiec, which is referred to as the Sosnowiec Asset.  On March 29, 2012, the preliminary purchase agreement for the acquisition of the Sosnowiec Asset was amended to add certain additional closing conditions to the purchaser’s obligation to acquire the asset and the closing of such asset has been delayed pending the satisfaction of these closing conditions.  The Company expects to complete the acquisition of the Sosnowiec Asset on or before December 22, 2012, subject to the completion of these closing conditions.  The purchase of the Sosnowiec Asset is deemed probable and as such is included in the unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statement of operations.  The net contract purchase price for the Sosnowiec Asset is €19.9 million (approximately $26.1 million based on a rate of $1.3091 per Euro as of the contract date), exclusive of transaction costs and working capital reserves.

The Company refers to all five of these logistics facilities located in Poland, collectively, as the “Poland Logistics Portfolio.”  The Poland Logistics Portfolio properties were constructed between 1995 and 2009 and consist of 2,270,054 square feet of rentable area that is 93% leased to 26 tenants.

On April 16, 2012, a subsidiary of the Company acquired 144 Montague, an office building located in Brisbane, Australia.  The net contract purchase price was 88.1 million Australian dollars (“AUD”) (approximately $91.3 million using a rate of $1.04 per AUD as of the transaction date).  Hines Global funded the acquisition using proceeds from our current public offering and debt financing.

The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations assumes that all acquisitions described above occurred on January 1, 2011.

In management’s opinion, all adjustments necessary to reflect the effects of these acquisitions have been made. The unaudited pro forma consolidated statement of operations is not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of the period presented, nor does it purport to represent the results of operations for future periods.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2012
(In thousands, except per share amounts)

	March 31, 2012	Adjustments		Pro Forma
ASSETS
Investment property, net	$1,067,916	$85,846	(a)	$1,153,762
Cash and cash equivalents	89,379	(49,135)	(a)	40,244
Restricted cash	8,134	—		8,134
Tenant and other receivables	40,330	—		40,330
Intangible lease assets, net	324,578	31,708	(a)	356,286
Deferred leasing costs, net	2,357	—		2,357
Deferred financing costs, net	8,177	—		8,177
Other assets	42,220	(9,874)	(b)	32,346
Total Assets	$1,583,091	$58,545		$1,641,636
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$25,337	$5,085	(c)	$30,422
Due to affiliates	14,145	2,640	(d)	16,785
Intangible lease liabilities, net	16,279	183	(a)	16,462
Other liabilities	14,760	—		14,760
Interest rate swap contracts	15,539	—		15,539
Distributions payable	8,001	—		8,001
Notes payable	735,740	58,362	(e)	794,102
Total liabilities	829,801	66,270		896,071

Commitments and Contingencies

Equity:
Stockholders’ equity:
Preferred shares, $.001 par value; 500,000 preferred shares authorized, none issued or outstanding as of March 31, 2012
Common shares, $.001 par value; 1,500,000 common shares authorized, 99,986 common shares issued and outstanding as of March 31, 2012	100	—		100
Additional paid-in capital	811,648	—		811,648
Accumulated deficit	(91,644)	(7,725)	(c)(d)	(99,369)
Accumulated other comprehensive income	(924)	—		(924)
Total stockholders’ equity	719,180	(7,725)		711,455
Noncontrolling interests	34,110	—		34,110
Total Equity	753,290	(7,725)		745,565
Total Liabilities and Equity	$1,583,091	$58,545		$1,641,636

See notes to unaudited pro forma condensed consolidated balance sheet and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2012

(a)
To record the pro forma effect of the Company’s acquisitions of the Sosnowiec Asset and 144 Montague, assuming it had occurred on March 31, 2012. The net purchase price was allocated to investment property, net and intangible lease assets and liabilities. Pro forma adjustments related to these purchase price allocations are preliminary and subject to change.

(b)
To record the pro forma effect of the deposits paid in prior periods related to the Sosnowiec Asset and 144 Montague and to record the pro forma effects of entering into a interest rate cap related to 144 Montague's mortgage.

(c)	To record the pro forma effect of the Company’s acquisition expenses related to the acquisition of the Sosnowiec Asset and 144 Montague.

(d)	To record the pro forma effect of the Company's 2.25% acquisition fee related to the acquisition of the Sosnowiec Asset and 144 Montague.

(e)	To record the pro forma effect of the mortgage secured by 144 Montague.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2012
(In thousands, except per share amounts)

	Three Months Ended	Adjustments		Pro Forma
	March 31, 2012
Revenues:
Rental revenue	$34,508	$7,739	(a)	$42,247
Other revenue	2,273	165	(a)	2,438
Total revenues	36,781	7,904		44,685
Expenses:
Property operating expenses	8,554	1,318	(a)	9,872
Real property taxes	2,768	443	(a)	3,211
Property management fees	763	240	(b)	1,003
Depreciation and amortization	17,151	3,499	(a)	20,650
Acquisition related expenses	767	(766)	(c)	1
Asset management and acquisition fees	2,947	(2,947)	(d)	—
General and administrative expenses	889	—		889
Total expenses	33,839	1,787		35,626
Income (loss) before other income (expenses) and provision for income taxes	2,942	6,117		9,059
Other income (expenses):
Loss on interest rate swap contracts	(1,923)	—		(1,923)
Other gains	(1,494)	—		(1,494)
Interest expense	(7,623)	(1,121)	(e)	(8,744)
Interest income	208	—		208
Income (loss) before provision for income taxes	(7,890)	4,996		(2,894)
Provision for income taxes	(881)	—		(881)
Net income (loss)	(8,771)	4,996		(3,775)
Net (income) loss attributable to noncontrolling interests	17	—		17
Net income (loss) attributable to common stockholders	$(8,754)	$4,996		$(3,758)
Basic and diluted loss per common share:	$(0.09)			$(0.04)
Weighted average number common shares outstanding	94,573	8,290	(f)	102,863

See notes to unaudited pro forma condensed consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
Three Months Ended March 31, 2012

(a)
To record the pro forma effect of the Company’s acquisitions of the Poland Logistics Portfolio and 144 Montague based on their historical results of operations assuming that the acquisitions had occurred on January 1, 2011. Depreciation and amortization was calculated based on the allocation of the net purchase price, which is preliminary and subject to change.

(b)	To record the pro forma effect of the Company's 3.0% property management fee assuming that the Company’s acquisitions listed above had occurred on January 1, 2011.

(c)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions listed above.

(d)
To eliminate the effect of the non-recurring acquisition fees recorded in relation to the Company’s acquisitions listed above. No pro forma adjustments were made in relation to the 2.25% asset management fee since it was waived for the three months ended March 31, 2012.

(e)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2011 related to its acquisition 144 Montague. Upon the acquisition of 144 Montague, the Company entered into a 56.3 million AUD ($58.5 million assuming a rate of $1.04 per AUD based on the transaction date) mortgage loan with Commonwealth Bank of Australia (“Commonwealth Bank”). The loan has a variable interest rate based on the BBSY rate (as published by Reuters) plus a margin of 1.30%. Concurrently, the Company entered into an interest rate cap with Commonwealth Bank which capped the interest rate at 5.25% on 42.2 million AUD ($43.8 million assuming a rate of $1.04 per AUD based on the transaction date) of the mortgage.

(f)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a), less amounts received from the financing activities described in (e) above.  This adjustment assumes that the Company sold shares at a price of $10 per share less commissions, dealer manager fees and issuer costs.

Pro Forma Three Months Ended March 31, 2012
Cash needed to acquire 17600 Gillette	$20,350
Cash needed to acquire the Brindleyplace Project	59,290
Cash needed to acquire Hock Plaza	17,933
Cash needed to acquire Southpark	13,187
Cash needed to acquire Fifty South Sixth	89,992
Cash needed to acquire Stonecutter Court	54,751
Cash needed to acquire FM Logistic	70,848
Cash needed to acquire Gogolevsky 11	56,450
Cash needed to acquire 250 Royall	57,000
Cash needed to acquire the Campus at Marlborough	45,584
Cash needed to acquire Fisher Plaza	160,000
Cash needed to acquire 9320 Excelsior Boulevard	69,470
Cash needed to acquire the Poland Logistics Portfolio	157,395
Cash needed to acquire 144 Montague	32,946
905,196
Net cash received from each share of common stock issued	$8.80

Common stock needed to purchase the properties listed above	102,863
Less: Historical weighted average common shares outstanding	(94,573)
8,290

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2011
(In thousands, except per share amounts)

	Year Ended	Adjustments		Pro Forma
	December 31, 2011
Revenues:
Rental revenue	$88,657	$82,455	(a)	$171,112
Other revenue	6,869	4,829	(a)	11,698
Total revenues	95,526	87,284		182,810
Expenses:
Property operating expenses	19,403	17,541	(a)	36,944
Real property taxes	7,677	5,665	(a)	13,342
Property management fees	2,231	2,854	(b)	5,085
Depreciation and amortization	53,167	38,409	(a)	91,576
Acquisition related expenses	5,863	(5,599)	(c)	264
Asset management and acquisition fees	20,453	(7,445)	(d)	13,008
General and administrative expenses	3,129	—		3,129
Total expenses	111,923	51,425		163,348
Income (loss) before other income (expenses) and provision for income taxes	(16,397)	35,859		19,462
Other income (expenses):
Loss on interest rate swap contracts	(16,523)	—		(16,523)
Other gains	174	—		174
Interest expense	(23,167)	(9,940)	(e)	(33,107)
Interest income	189	14	(a)	203
Income (loss) before provision for income taxes	(55,724)	25,933		(29,791)
Provision for income taxes	(2,885)	(1,306)	(a)	(4,191)
Net income (loss)	(58,609)	24,627		(33,982)
Net (income) loss attributable to noncontrolling interests	1,592	—		1,592
Net income (loss) attributable to common stockholders	$(57,017)	$24,627		$(32,390)
Basic and diluted loss per common share:	$(0.85)			$(0.31)
Weighted average number common shares outstanding	67,429	35,434	(f)	102,863

See notes to unaudited pro forma condensed consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
Year Ended December 31, 2011

(a)
To record the pro forma effect of the Company’s acquisitions of Stonecutter Court, FM Logistic, Gogolevsky 11, 250 Royall, the Campus at Marlborough, Fisher Plaza, 9320 Excelsior Boulevard, the Poland Logistics Portfolio and 144 Montague based on their historical results of operations assuming that the acquisitions had occurred on January 1, 2011. Depreciation and amortization was calculated based on the allocation of the net purchase price, which is preliminary and subject to change.

(b)	To record the pro forma effect of the Company's 3.0% property management fee assuming that the Company’s acquisitions listed above had occurred on January 1, 2011.

(c)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions listed above.

(d)
To record the pro forma effect of the Company’s asset management fee assuming that the Company’s acquisitions listed above had occurred on January 1, 2011. In addition, the amount includes an adjustment required to eliminate the effect of the non-recurring 2.0% acquisition fees included in the Company’s statement of operations for the twelve months ended December 31, 2011 related to these acquisitions of $14.2 million.

(e)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2011 related to its acquisitions of Stonecutter Court, Gogolevsky 11, the Campus at Marlborough and 144 Montague. Upon the acquisition of 144 Montague, the Company entered into a 56.3 million AUD ($58.5 million assuming a rate of $1.04 per AUD based on the transaction date) mortgage loan with Commonwealth Bank of Australia (“Commonwealth Bank”). The loan has a variable interest rate based on the BBSY rate (as published by Reuters) plus a margin of 1.30%. Concurrently, the Company entered into an interest rate cap with Commonwealth Bank which capped the interest rate at 5.25% on 42.2 million AUD ($43.8 million assuming a rate of $1.04 per AUD based on the transaction date) of the mortgage. See Note 4 - Debt Financing in our Form 10-K for the year ended December 31, 2011 for further details related to these debts excluding 144 Montague.

(f)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a), less amounts received from the financing activities described in (e) above.  This adjustment assumes that the Company sold shares at a price of $10 per share less commissions, dealer manager fees and issuer costs.

Pro Forma Year Ended December 31, 2011
Cash needed to acquire 17600 Gillette	$20,350
Cash needed to acquire the Brindleyplace Project	59,290
Cash needed to acquire Hock Plaza	17,933
Cash needed to acquire Southpark	13,187
Cash needed to acquire Fifty South Sixth	89,992
Cash needed to acquire Stonecutter Court	54,751
Cash needed to acquire FM Logistic	70,848
Cash needed to acquire Gogolevsky 11	56,450
Cash needed to acquire 250 Royall	57,000
Cash needed to acquire the Campus at Marlborough	45,584
Cash needed to acquire Fisher Plaza	160,000
Cash needed to acquire 9320 Excelsior Boulevard	69,470
Cash needed to acquire the Poland Logistics Portfolio	157,395
Cash needed to acquire 144 Montague	32,946
905,196
Net cash received from each share of common stock issued	$8.80

Common stock needed to purchase the properties listed above	102,863
Less: Historical weighted average common shares outstanding	(67,429)
35,434

Notes to Unaudited Pro Forma Consolidated Financial Statements
For the Three Months Ended March 31, 2012 and the Year Ended December 31, 2011

(1)  Investment Properties Acquired After January 1, 2011

On March 11, 2011, the Company acquired all of the share capital of Sofina for the sole purpose of acquiring Stonecutter Court, a core office building with two adjacent, ancillary buildings located in London, United Kingdom. Stonecutter Court was constructed in 1995 and consists of 152,829 square feet of rentable area that is 100% leased to three tenants.

On April 27, 2011, a subsidiary of the Company acquired Dolorous Limited and Ifmall Finance Ltd. for the sole purpose of acquiring FM Logistic Industrial Park. FM Logistic Industrial Park was constructed from 1998 - 2004 and consists of 748,578 square feet of rentable area that is 100% leased to one tenant.

On August 25, 2011, a subsidiary of the Company acquired Maxrange and Fibersoft Limited for the sole purpose of acquiring Gogolevsky 11, a nine-story office building located in Moscow, Russia.  Gogolevsky 11 was constructed in 1996 and consists of 85,740 square feet of rentable area that is 100% leased to six tenants.

On September 9, 2011, a subsidiary of the Company acquired 250 Royall Street, an office building located in Canton, Massachusetts.  250 Royall Street was constructed in 2002 and consists of 185,171 square feet of rentable area that is 100% leased to one tenant.

On October 28, 2011, a subsidiary of the Company acquired the Campus of Marlborough, a complex of three interconnected office buildings and one amenity building along with an undeveloped parcel of land located in Marlborough, Massachusetts. The Campus at Marlborough was constructed in 1999 and consists of 532,246 square feet of rentable area that is 100% leased to six tenants.

On December 15, 2011, a subsidiary of the Company acquired Fisher Plaza, a two-building office complex located in Seattle, Washington that was constructed from 2000 – 2003 and consists of 293,727 square feet of rentable area and is 96% leased to 39 tenants.

On December 27, 2011, a subsidiary of the Company acquired 9320 Excelsior Boulevard, an office building located in Minneapolis, Minnesota that was constructed in 2010 and consists of 254,915 square feet of rentable area.  In connection with this acquisition, the Company entered into a lease with Cargill, Inc. (the seller) for 100% of the net rentable area of the complex.

On March 29, 2012, a subsidiary of the Company acquired or entered into an agreement to acquire the Poland Logistics Portfolio, a portfolio of five logistics facilities in Poland: ProLogis Park Warsaw I, located in Warsaw, Poland; ProLogis Park Warsaw III, located in Warsaw, Poland; ProLogis Park Bedzin I, located in Upper Silesia, Poland; ProLogis Park Wroclaw II, located in Wroclaw, Poland and ProLogis Park Sosnowiec, located in Sosnowiec, Poland.   The Poland Logistics Portfolio consists of 2,270,054 square feet of net rentable area and was constructed between 1995 and 2009.  The Poland Logistics Portfolio is 93% leased to 26 tenants.

On April 16, 2012, a subsidiary of the Company acquired 144 Montague, an office building located in Brisbane, Australia that was constructed in 2009 and consists of 158,682 square feet and is 100% leased to one tenant.

The unaudited pro forma consolidated statements of operations assume that all acquisitions described above occurred on January 1, 2011.